                         [The Lenfest Group Letterhead]


                                                March 26, 1998
                                                (Effective September 30, 1997)

Samuel W. Morris, Jr., Esquire
Vice President - General Counsel
Lenfest Communications, Inc.
200 Cresson Boulevard
Oaks, Pa 19456-0989

    Re: LCI Indemnity of H. F. Lenfest on Australis Movie Studio Agreements

Dear Sam:

         In consideration of the continuing indemnity provided by Lenfest New Jersey, Inc., Lenfest York, Inc., Lenfest Raystay, Inc. and Lenfest MCN, Inc. (formerly MicroNet, Inc.), pursuant to the Agreement, dated June 6, 1997, between those companies and me, with respect to any loss I may suffer in making good my personal guarantee to the movie studios under their license agreements with Australis Media Limited, I hereby amend my Letter Agreement, dated March 6, 1997, and release LCI and the Restricted Subsidiaries from their indemnification obligation to me under the AML Movie Studio Guaranty Liability until the last to occur of January 1, 1999 or the last day of any fiscal quarter when the funding of such indemnity would not cause LCI to be in default under the Credit Agreement, dated as of June 27, 1996 (as the same may be amended from time to time, the "Credit Agreement"), among LCI and the banks parties thereto. The effective date of this amendment is September 30, 1997.

         Capitalized terms not defined herein have the meaning given in the Credit Agreement.



                                            Sincerely yours,


                                            /s/ H. F. Lenfest
                                            ----------------------------
                                                H. F. (Gerry) Lenfest

cc:  H. Brooks
     M. Bryla
     T. K. Pasch, Esq.
     M. Glass, Toronto Dominion Bank
     B. Collins, Toronto Dominion Bank